As filed with the Securities and Exchange
Commission on October 26, 1994                       Registration No. 33-_____
==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                             ARROW ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                  New York                            11-1806155
        (State of Incorporation)        (I.R.S. Employer Identification No.)

                     25 Hub Drive, Melville, New York 11747
                    ---------------------------------------
                    (Address of principal executive offices)

              Anthem Electronics, Inc. Incentive Stock Option Plan
            Anthem Electronics, Inc. Non-Qualified Stock Option Plan
                             (Full title of Plans)

                                ---------------

                            Robert E. Klatell, Esq.
               Senior Vice President and Chief Financial Officer
                            Arrow Electronics, Inc.
             25 Hub Drive, Melville, New York 11747, (516) 391-1300
             ------------------------------------------------------
      (Name and address of agent for service, including telephone number)

                                ---------------

                                    Copy to:
                      Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                           New York, New York  10004
                                 (212) 858-1000
                       Attention: Howard S. Kelberg, Esq.


                        CALCULATION OF REGISTRATION FEE

                                           Amount         Proposed maximum      Proposed maximum       Amount of
         Title of securities               to be           offering price      aggregate offering     registration
           to be registered              registered         per share(1)            price(1)            fee(2)
         -------------------             ----------       ----------------     ------------------     ------------
  Common Stock, $1.00 par value(3)       $673,857            $35.0625              $23,627,112           $8,148


- --------------------

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average price of Arrow Electronics, Inc. Common Stock on the New York Stock Exchange on October 20, 1994 (the "Market Value").

(2) The registration fee for the securities registered hereby, $8,148, has been calculated pursuant to Rule 457(c) under the Securities Act.

(3) This Registration Statement also pertains to rights to purchase Participating Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Arrow Electronics, Inc. Common Stock and will be transferred together with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Arrow Electronics, Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents which have heretofore been filed by Arrow Electronics, Inc. (the "Company") (File No. 1-4482) or Anthem Electronics, Inc. with the Securities and Exchange Commission the ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the Securities Act of 1933, as amended (the "1933 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, the Company's Current Report on Form 8-K filed September 13, 1994 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

          2. The Company's supplemental and pro forma financial information contained in the Company's registration statement on Form S-4 pursuant to the Securities Act of 1933 (Reg. No. 33-55645) including any amendment or report for the purpose of updating such information.

          3. Description of the Company's capital stock contained in the Company's registration statement filed under the 1934 Act, including any amendment of report filed for the purpose of updating such description.

          4. The description of the Company's Rights contained in the Company's registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          5. The Anthem Electronics, Inc. Annual Report on Form 10-K for the year ended December 31, 1993, and the Anthem Electronics, Inc. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

          All documents filed by the Company and Anthem Electronics, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article 9 of the Registrant's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

          Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under the Business Corporation Law of the State of New York (Sections 721 through 727), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

          The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.


Exhibit
Number                                             Description
- -------                                            -----------
4(a)      -    Amended and Restated Certificate of Incorporation of Arrow Electronics, Inc. (Designated as
               Exhibit 4(1) to the Registrant's Registration Statement on Form S-3 filed February 21, 1992
               (Reg. No. 33-45895)).

4(b)      -    Certificate of Amendment to the Amended and Restated Certificate of Incorporation of
               Arrow Electronics, Inc.

4(c)      -    By-Laws of Arrow Electronics, Inc. (Designated as Exhibit 3(b) in the Registrant's Annual
               Report on Form 10-K for the year ended December 31, 1986, Commission File No. 1-4482).

5         -    Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of securities offered under the Anthem Electronics, Inc. Incentive Stock Option Plan and the Anthem Electronics, Inc.
               Non-Qualified Stock Option Plan, including their consent.

23(a)     -    Consent of Ernst & Young LLP.

23(b)     -    Consent of Price Waterhouse LLP.

23(e)     -    Consent of Counsel (contained in the Opinion of the Company's Counsel, Exhibit 5 hereto).

24        -    Power of Attorney (contained in the signature page hereof).

99(a)     -    Anthem Electronics, Inc. Incentive Stock Option Plan.

99(b)     -    Anthem Electronics, Inc. Non-Qualified Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

          (1)  The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    EXPERTS

          The historical consolidated financial statements and related schedules of Arrow Electronics, Inc. at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, incorporated by reference from the Company's Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere therein, and are incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          The supplemental consolidated financial statements of Arrow Electronics, Inc. at December 31, 1993, and 1992, and for each of the three years in the period ended December 31, 1993 (which give effect to the merger of Arrow and Gates/FA Distributing, Inc., which was accounted for as a pooling of interests, such supplemental consolidated financial statements will become the historical financial statements of the Company once financial statements covering the consummation date of the Gates/FA Distributing, Inc. business combination are issued) incorporated by reference from the Company's Registration Statement (Form S-4 No. 33-54413) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere therein, and are incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements of Anthem Electronics, Inc. incorporated in this Registration Statement Form S-8 by reference to Anthem's Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.


                                 LEGAL OPINION

          The legality of the Common Stock offered pursuant to the Registration Statement has been passed upon for the Company by Winthrop, Stimson, Putnam & Roberts, Counsel for the Company, One Battery Park Plaza, New York, New York 10004.

                                   SIGNATURES

          The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on the 25th day of October, 1994.

                              ARROW ELECTRONICS, INC.


                              /s/ROBERT E. KLATELL
                              -----------------------------
                              By:  Robert E. Klatell
                              Senior Vice President and Chief Financial Officer



                               POWER OF ATTORNEY

          Know all men by these presents, that each officer or director of Arrow Electronics, Inc. whose signature appears below constitutes and appoints Stephen P. Kaufman, Robert E. Klatell and John C. Waddell, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 673,857 shares of Common Stock, par value $1.00 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on dates indicated.


Principal Executive Officer:                   Date:  October 25, 1994


/s/STEPHEN P. KAUFMAN
- ------------------------------------------
Stephen P. Kaufman
Chairman and Chief Executive Officer


Principal Financial Officer:


/s/ROBERT E. KLATELL
- -------------------------------------------------
Robert E. Klatell
Senior Vice President and Chief Financial Officer

Principal Accounting Officer:


/s/PAUL J. REILLY
- ---------------------------------
Paul J. Reilly
Controller


Directors:


/s/DANIEL W. DUVAL
- ---------------------------------
Daniel W. Duval
Director


/s/CARLO GIERSCH
- --------------------------------
Carlo Giersch
Director


/s/J. SPENCER GOULD
- --------------------------------
J. Spencer Gould
Director


/s/STEPHEN P. KAUFMAN
- --------------------------------
Stephen P. Kaufman
Director


/s/LAWRENCE R. KEM
- --------------------------------
Lawrence R. Kem
Director


/s/ROBERT E. KLATELL
- --------------------------------
Robert E. Klatell
Director


/s/STEPHEN W. MENEFEE
- --------------------------------
Stephen W. Menefee
Director


/s/KAREN GORDON MILLS
- --------------------------------
Karen Gordon Mills
Director


/s/ANNE POL
- --------------------------------
Anne Pol
Director

/s/RICHARD S. ROSENBLOOM
- --------------------------------
Richard S. Rosenbloom
Director


/s/JOHN C. WADDELL
- --------------------------------
John C. Waddell
Director

===============================================================================






                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ------------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       on

                                    Form S-8

                                     under

                           The Securities Act of 1933

                              -------------------


              Anthem Electronics, Inc. Incentive Stock Option Plan
            Anthem Electronics, Inc. Non-Qualified Stock Option Plan
                           (Full title of the Plans)



                            ARROW ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)





===============================================================================

                                 EXHIBIT INDEX


              Anthem Electronics, Inc. Incentive Stock Option Plan
            Anthem Electronics, Inc. Non-Qualified Stock Option Plan


Exhibit                                                                                                                Sequential
Number                                          Description                                                           Page Number
- -------                                         -----------                                                           -----------
4(a)      -    Amended and Restated Certificate of Incorporation of Arrow                                                 *
               Electronics, Inc. (Designated as Exhibit 4(1) to the Registrant's Registration Statement on
               Form S-3 filed February 21, 1992 (Reg. No. 33-45895)).

4(b)      -    Certificate of Amendment to the Amended and Restated Certificate of                                        *
               Incorporation of Arrow Electronics, Inc.

4(c)      -    By-Laws of Arrow Electronics, Inc. (Designated as Exhibit 3(b) in the                                      *
               Registrant's Annual Report on Form 10-K for the year ended December 31, 1986,
               Commission File No. 1-4482).

5         -    Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of securities offered under the Anthem Electronics, Inc. Incentive Stock Option Plan and the Anthem Electronics,
               Inc. Non-Qualified Stock Option Plan, including their consent.

23(a)     -    Consent of Ernst & Young LLP.

23(b)     -    Consent of Price Waterhouse LLP.

23(c)     -    Consent of Counsel (contained in the Opinion of the Company's
               Counsel, Exhibit 5 hereto).

24        -    Power of Attorney (contained in the signature page hereof).

99(a)     -    Anthem Electronics, Inc. Incentive Stock Option Plan.

99(b)     -    Anthem Electronics, Inc. Non-Qualified Stock Option Plan.


- ---------------------------

*  Incorporated by reference.